Exhibit 10.8

TRUST AGREEMENT

THIS TRUST AGREEMENT is made this 11th day of September, 2026, by and between ALGORHYTHM HOLDINGS, INC. (hereinafter referred to as "Company"), and THE BRYN MAWR TRUST COMPANY OF DELAWARE (hereinafter referred to as "Trustee").

WHEREAS, Gary Atkinson ("Atkinson") and Company are parties to that certain Second Amended and Restated Employment Agreement, dated July 22, 2026 (the "Atkinson Employment Agreement"); and

WHEREAS, Alex Andre ("Andre"; together with Atkinson, the "Executives") and the Company are parties to that certain Amended and Restated Employment Agreement, dated July 22, 2026 (the "Andre Employment Agreement"; together with the Atkinson Employment Agreement, the "Employment Agreements"); and

WHEREAS, Company intends to terminate the employment of each of the Executives not-for-"Cause" (as such term is defined in the applicable Employment Agreement) pursuant to Section 5.2 of their applicable Employment Agreements; and

WHEREAS, Company intends to enter into Separation and Release Agreements with each of the Executives on the date the Company terminates the employment of the Executives (the "Separation and Release Agreements"; together with the Employment Agreements, the "Executive Agreements"); and

WHEREAS, under the terms of the Executive Agreements, the Executives are entitled to receive certain compensation from the Company in connection with the termination of their employment by the Company; and

WHEREAS, Executives cannot receive certain payments from the Company in connection with their termination of employment until more than six (6) months after their separation from service from the Company (the "Delayed Payments") under Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"); and

WHEREAS, Company wishes to establish an irrevocable grantor trust in a tax-efficient manner that complies with Section 409A (hereinafter referred to as "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of general creditors of Company in the event of Company's Insolvency, as herein defined, until paid to the Executives and their beneficiaries in such manner as the Trustee is directed by the Company; and

WHEREAS, it is the intention of Company to make contributions to the Trust to provide a source of funds to assist it in the meeting of its liabilities under the Executive Agreements and with respect to the Delayed Payments.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. ESTABLISHMENT OF TRUST

(a) Company hereby deposits an initial amount of $100.00, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) THE TRUST HEREBY ESTABLISHED SHALL BE IRREVOCABLE.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The Trust is intended to be a "rabbi trust" in accordance with IRS Revenue Procedure 92-64. Any undefined and/or ambiguous terms shall be construed in a manner to be compliant with the model form set forth in IRS Revenue Procedure 92-64.

(e) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Executives and general creditors of the Company as herein set forth. The Executives and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights that exist under the Employment Agreements, and any rights created under the Separation Agreements and this Trust Agreement, shall be mere unsecured contractual rights of the Executives and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(f) Within six (6) months following the Effective Date of the Trust, Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay the Delayed Payments to the Executives or their beneficiaries.

Section 2. PAYMENTS TO EXECUTIVES AND THEIR BENEFICIARIES.

(a) The Trustee, at the written direction of the Company, shall effectuate the distribution of each Executive's Delayed Payment, as determined by the Company, within ten (10) days following the day after the expiration of the six (6) month period following the Executive's termination of employment with Company or the Executive's death, if earlier. The Trustee shall have no independent duty to calculate any tax liabilities. The Trustee shall withhold and remit federal, state, or local taxes from the Executive's distribution of the Trust assets in accordance with the binding written direction of the Company.

(b) The Trustee shall have no duty to determine the entitlement of the Executives or their beneficiaries to benefits under the Executive Agreements or the Delayed Payments and in all respects thereto may rely on the written direction of the Company.

(c) Company may make payment of the Delayed Payments directly to the Executives or their beneficiaries as they become due. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Executives or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make the Delayed Payments in accordance with the terms of the Executive Agreements or otherwise,

Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO THE EXECUTIVES AND THEIR BENEFICIARIES WHEN COMPANY IS INSOLVENT.

(a) Trustee shall cease payment of benefits to the Executives and their beneficiaries if a responsible officer of the Trustee having direct responsibility for administration of the Trust receives notice from the Board of Directors and/or the Chief Executive Officer of Company that Company is Insolvent, or if a person claiming to be a creditor of the Company delivers written notice to a responsible officer of the Trustee having direct responsibility for administration of the Trust alleging that Company is Insolvent (each an "Insolvency Notice"). Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. Upon receipt of an Insolvency Notice, Trustee shall immediately suspend payments to the Executives and their beneficiaries. If such Insolvency Notice is delivered by a person claiming to be a creditor of the Company, Trustee shall have a duty to promptly inquire in writing to the Chief Executive Officer of Company at 800 Corporate Drive, Suite 216, Fort Lauderdale, Florida 33334 whether the Company is Insolvent. Upon receipt of such inquiry from the Trustee, the Company shall have an affirmative obligation to timely and conclusively respond in writing to the Trustee regarding whether the Company is Insolvent.

(2) Unless Trustee has received an Insolvency Notice from a person claiming to be a creditor of the Company, Trustee shall have no duty to inquire whether Company is Insolvent. Pending the Company's response to an inquiry made under Section 3(b)(1), the Trustee shall maintain the suspension of payments. Trustee may in all events conclusively rely without independent investigation on the Company's written response to such inquiry concerning Company's solvency.

(3) If at any time Trustee has received an Insolvency Notice, Trustee shall discontinue payments to the Executives and their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Executives or their beneficiaries to pursue their rights as general creditors of Company with respect to payments due under the Executive Agreements or otherwise.

(4) Trustee shall resume the payment of benefits to the Executives or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has received written notice from the Company that it is not Insolvent (or is no longer Insolvent), which notice the Trustee may conclusively rely upon without investigation or liability to any person.

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first

payment following such discontinuance shall include the aggregate amount of all payments due to the Executives and their beneficiaries for the period of such discontinuance, less the aggregate amount of any payments made to the Executives or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance, with such amount being calculated by the Company and provided in writing to Trustee.

Section 4. PAYMENTS TO COMPANY.

Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all Delayed Payments have been made to the Executives and their beneficiaries pursuant to the terms of the Executive Agreements or otherwise.

Section 5. INVESTMENT AUTHORITY.

Unless Company and Trustee have mutually agreed in a separate writing that Trustee shall have and exercise investment discretion with respect to all or a portion of the Trust assets, Company shall have sole responsibility and complete discretion with respect to the investment of the Trust assets at all times and shall direct Trustee accordingly. In furtherance thereof, Trustee shall invest the Trust assets in the Federated Hermes Government Obligations Fund (Premier Shares) (ticker symbol "GOFXX").

Section 6. DISPOSITION OF INCOME.

DURING THE TERM OF THIS TRUST, ALL INCOME RECEIVED BY THE TRUST, NET OF EXPENSES AND TAXES, SHALL BE ACCUMULATED AND REINVESTED.

Section 7. ACCOUNTING BY TRUSTEE.

TRUSTEE SHALL KEEP ACCURATE AND DETAILED RECORDS OF ALL INVESTMENTS, RECEIPTS, DISBURSEMENTS, AND ALL OTHER TRANSACTIONS REQUIRED TO BE MADE, INCLUDING SUCH SPECIFIC RECORDS AS SHALL BE AGREED UPON IN WRITING BETWEEN COMPANY AND TRUSTEE. WITHIN THIRTY (30) DAYS FOLLOWING THE CLOSE OF EACH CALENDAR YEAR AND WITHIN THIRTY (30) DAYS AFTER THE REMOVAL OR RESIGNATION OF TRUSTEE, TRUSTEE SHALL DELIVER TO COMPANY AND THE EXECUTIVES A WRITTEN ACCOUNT OF ITS ADMINISTRATION OF THE TRUST DURING SUCH YEAR OR DURING THE PERIOD FROM THE CLOSE OF THE LAST PRECEDING YEAR TO THE DATE OF SUCH REMOVAL OR RESIGNATION, SETTING FORTH ALL INVESTMENTS, RECEIPTS, DISBURSEMENTS AND OTHER TRANSACTIONS EFFECTED BY IT, INCLUDING A DESCRIPTION OF ALL SECURITIES AND INVESTMENTS PURCHASED AND SOLD WITH THE COST OR NET PROCEEDS OF SUCH PURCHASES OR SALES (ACCRUED INTEREST PAID OR RECEIVABLE BEING SHOWN SEPARATELY), AND SHOWING ALL CASH, SECURITIES AND OTHER PROPERTY HELD IN THE TRUST AT THE END OF SUCH YEAR OR AS OF THE DATE OF SUCH REMOVAL OR RESIGNATION, AS THE CASE MAY BE.

Section 8. RESPONSIBILITY OF TRUSTEE.

(a) TRUSTEE SHALL INCUR NO LIABILITY TO ANY PERSON FOR ANY ACTION TAKEN PURSUANT TO A DIRECTION GIVEN BY THE COMPANY EXCEPT FOR TRUSTEE'S OWN WILFULL MISCONDUCT PROVEN BY CLEAR AND CONVINCING EVIDENCE IN THE COURT HAVING PRIMARY JURISDICTION OVER THE TRUST, WHICH SUCH COURT SHALL BE THE DELAWARE COURT OF CHANCERY. IN THE EVENT OF A DISPUTE, TRUSTEE MAY APPLY TO A COURT OF COMPETENT JURISDICTION TO RESOLVE THE DISPUTE AT THE EXPENSE OF THE TRUST.

(b) COMPANY AGREES TO INDEMNIFY TRUSTEE FROM ALL LOSSES, COSTS, DAMAGES, EXPENSES AND CHARGES, PUBLIC AND PRIVATE, INCUDING REASONABLE ATTORNEYS' FEES, INCLUDING THOSE ARISING FROM LITIGATION, GROUNDLESS OR OTHERWISE, OR INCURRED WITH RESPECT TO ENFORCING TRUSTEE'S INDEMNIFICATION RIGHTS HEREUNDER, THAT RESULT FROM THE TRUSTEE ACTING AS TRUSTEE UNDER THIS TRUST AGREEMENT OR THE PERFORMANCE OR NONPERFROMANCE OF THE POWERS GIVEN TO THE TRUSTEE UNDER THIS TRUST AGREEMENT, PROVIDED, HOWEVER, THE TRUSTEE WILL NOT BE INDEMNIFIED IF THE TRUSTEE HAS ACTED WITH WILLFUL MISCONDUCT, PROVEN BY CLEAR AND CONVINCING EVIDENCE IN THE COURT HAVING PRIMARY JURISDICTION OVER THE TRUST, WHICH SUCH COURT SHALL BE THE DELAWARE COURT OF CHANCERY. IF COMPANY DOES NOT PAY SUCH COSTS, EXPENSES AND LIABILITIES IN A REASONABLY TIMELY MANNER, TRUSTEE MAY OBTAIN PAYMENT FROM THE TRUST. THE COMPANY'S OBLIGATIONS UNDER THIS SECTION 8(b) SHALL SURVIVE THE REMOVAL OR RESIGNATION OF THE TRUSTEE AND THE TERMINATION OF THE TRUST.

(c) TRUSTEE MAY CONSULT WITH LEGAL COUNSEL WITH RESPECT TO ANY OF ITS DUTIES OR OBLIGATIONS HEREUNDER AT THE EXPENSE OF THE TRUST AND SHALL HAVE NO LIABILITY FOR FOLLOWING THE ADVICE OR OPINION OF SUCH LEGAL COUNSEL.

(d) TRUSTEE MAY HIRE AGENTS, ACCOUNTANTS, ACTUARIES, INVESTMENT ADVISORS, FINANCIAL CONSULTANTS OR OTHER PROFESSIONALS TO ASSIST IT IN PERFORMING ANY OF ITS DUTIES OR OBLIGATIONS HEREUNDER AT THE EXPENSE OF THE TRUST AND SHALL HAVE NO LIABILAITY FOR SUCH PARTIES IF HIRED WITH DUE CARE.

(e) Trustee shall have, without exclusion, all powers conferred on Trustees by Delaware law unless expressly provided otherwise herein; *provided, however*, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or Delaware law, Trustee shall not have any power that could give this Trust the objective of carrying on a

business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9. COMPENSATION AND EXPENSES OF TRUSTEE.

Company shall pay all administrative expenses of the Trust and Trustee's fees and expenses as mutually agreed. If not so paid, the fees and expenses shall be paid from the Trust.

Section 10. RESIGNATION AND REMOVAL OF TRUSTEE.

(a) Trustee may resign at any time by written notice to Company and the Executives, which shall be effective thirty (30) days after receipt of such notice unless Company, the Executives and Trustee agree otherwise, regardless of whether a successor Trustee has been appointed.

(b) Company may remove Trustee, with or without cause, by written notice to the Trustee and the Executives; *provided, however*, that any such removal without cause may only be made with the prior written consent of the Executives.

(c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within three (3) days after the effective date of the successor Trustee's acceptance.

(d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation under paragraph(s) (a) or (b) of this section. If no such appointment has been made, any interested party may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses in connection with such proceeding shall be allowed as administrative expenses of the Trust.

Section 11. APPOINTMENT OF SUCCESSOR.

(a) IF TRUSTEE RESIGNS OR IS REMOVED IN ACCORDANCE WITH SECTION 10(a) OR (b) HEREOF, AS THE CASE MAY BE, COMPANY SHALL APPOINT ANY THIRD PARTY, SUCH AS A BANK TRUST DEPARTMENT OR OTHER PARTY THAT MAY BE GRANTED CORPORATE TRUSTEE POWERS UNDER STATE LAW, AS A SUCCESSOR TO REPLACE TRUSTEE. THE APPOINTMENT SHALL BE EFFECTIVE WHEN ACCEPTED IN WRITING BY THE SUCCESSOR TRUSTEE, WHO SHALL HAVE ALL OF THE RIGHTS AND POWERS OF THE FORMER TRUSTEE, INCLUDING OWNERSHIP RIGHTS IN THE TRUST ASSETS. THE FORMER TRUSTEE SHALL EXECUTE ANY INSTRUMENT NECESSARY OR REASONABLY REQUESTED BY COMPANY, THE EXECUTIVES OR THE SUCCESSOR TRUSTEE TO EVIDENCE THE TRANSFER.

(b) THE SUCCESSOR TRUSTEE NEED NOT EXAMINE THE RECORDS AND ACTS OF ANY PRIOR TRUSTEE AND MAY RETAIN OR DISPOSE OF EXISTING TRUST ASSETS, SUBJECT TO SECTIONS 7 AND 8 HEREOF. THE SUCCESSOR TRUSTEE SHALL NOT BE RESPONSIBLE FOR, AND COMPANY SHALL INDEMNIFY AND DEFEND THE SUCCESSOR TRUSTEE FROM, ANY CLAIM OR LIABILITY RESULTING FROM ANY ACTION OR INACTION OF ANY PRIOR TRUSTEE OR FROM ANY OTHER PAST EVENT, OR ANY CONDITION EXISTING AT THE TIME IT BECOMES SUCCESSOR TRUSTEE.

Section 12. AMENDMENT OR TERMINATION.

(a) This Trust Agreement may be amended only by a written instrument executed by Trustee and Company. In all cases, no such amendment shall conflict with the substantive terms of the Executive Agreements; *provided, however*, that no such amendment shall be valid, effective, or enforceable without the express prior written consent of the Executives.

(b) The Trust shall not terminate until the date on which Company notifies the Trustee that the Executives and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Executive Agreements or the Delayed Payments. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

Section 13. MISCELLANEOUS.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to the Executives and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be binding upon and inure to the benefit of any successor of the Company or its business as the result of merger, consolidation, share exchange, reorganization or other similar corporate transaction.

(d) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(e) The Trustee is not a party to the Executive Agreements and is not bound by or responsible for following the terms of, or enforcing, the Executive Agreements, or monitoring the performance of any party to the Executive Agreements. In all instances, the Trustee is entitled to receive, and may rely conclusively without investigation or liability to any person on the written direction from the Company (which may be a standing direction) with respect to the Trustees actions hereunder, including without limitation actions in connection with the receipt and sale of shares of common stock of the Company, distribution of the proceeds of such sale, and the Executive Agreements; *provided, however*, that the Trust may only be invested in Company stock if the Executives provide prior written consent to do so. If the Trustee requests and does not receive written directions, the Trustee shall have no liability for any inaction in the absence of such directions.

(f) With respect to the performance of all of its duties hereunder, the Trustee is a directed fiduciary as described in 12 Del. C. § 3313 and in accordance with 12 Del. C. § 3302(e) and § 3586, the Trustee shall have no liability under this Trust to any Trust beneficiary or any other person whose interest arises under this Trust for the Trustee's good faith reliance on the provisions of this Trust Agreement.

(g) Wherever under this Trust Agreement Trustee is to perform at the written direction of the Company, such written direction shall be in such form as shall be acceptable to Trustee. At a

minimum, any direction by the Company shall be in writing signed by the Chief Executive Officer of Company unless otherwise specified by Trustee.

(h) If any provision of this Trust Agreement shall cause any amounts payable under the Separation Agreements to be subject to additional taxes and interest under Section 409A, such provision shall be ineffective without invalidating the remaining provisions hereof. Notwithstanding any provisions of this Trust Agreement or the Executive Agreements to the contrary, this Trust Agreement and the Executive Agreements are intended to comply with Section 409A and the guidance issued thereunder, and shall be interpreted and construed accordingly.

(i) By providing a written direction to a Trustee, the Company shall be deemed to have certified to such Trustee that: (i) the directed actions are authorized under the Trust Agreement, Executive Agreements, and applicable law; (ii) implementing such direction from the Company shall not cause such Trustee in any circumstance to incur any personal liability and shall not cause the Trustee to make any representation, warranty, covenant, agreement, or other obligation in such Trustee's individual capacity (rather than in such Trustee's fiduciary capacity with respect to such trust as a result of such direction); and (iii) Trustee has no duty or responsibility to inquire into or examine whether the exercise of such power by the Company is authorized by the Trust Agreement, Executive Agreements or applicable law.

Section 14. EFFECTIVE DATE.

The effective date of this Trust Agreement shall be September 11, 2026.

IN WITNESS WHEREOF, the Parties have executed this Trust Agreement to be effective as of the Effective Date.

COMPANY:

ALGORHYTHM HOLDINGS, INC.

By: ______________________
Gary Atkinson
Chief Executive Officer

TRUSTEE:

THE BRYN MAWR TRUST COMPANY OF DELAWARE

By: ______________________
Will Petrison
Trust Officer